Registration No. 333-______
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                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                               --------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                               --------------

                              COGNIZANT CORPORATION
           (Exact name of Registrant as specified in its charter)

              Delaware                              06-1450569
  (State or other jurisdiction of                (I.R.S. Employer
   incorporation or organization)             Identification Number)


                                200 Nyala Farms
                              Westport, CT  06880
  (Address, including zip code, of Registrant's principal executive office)

                             Cognizant Corporation
                          Employee Stock Purchase Plan
                            (Full title of the Plan)
                            -------------------------

                               Stephen J. Boatti
                           Associate General Counsel
                             Cognizant Corporation
                               200 Nyala Farms
                             Westport, CT  06880
                                (203) 222-4200
    (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                                    Copies to:
                            Joel S. Hoffman, Esq.
                          Simpson Thacher & Bartlett
                             425 Lexington Avenue
                          New York, New York 10017-3954
                                   (212) 455-2000
                           -------------------------

                        CALCULATION OF REGISTRATION FEE


                                       Proposed      Proposed
                                       Maximum       Maximum
Title of Securities       Amount       Offering      Aggregate    Amount of
to be                     to be        Price         Offering     Registration
Registered                Registered   Per Share<F1> Price<F1>    Fee<F1>
-------------------       ----------   ---------     ---------    ------------

Common Stock, $.01 par    1,500,000    $36.00        $54,000,000   $16,363.64
value per share<F2>


<F1> Pursuant to Rule 457(h)(i) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange Composite Tape on June 23, 1997.

<F2> Includes Preferred Share Purchase Rights which, prior to the occurrence of certain events will not be exercisable or evidenced separately from the Common Stock.

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
                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

     The following documents filed by Cognizant Corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

          (a) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10, file no. 001-12275.

          (b) Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed on March 28, 1997.

          (c) Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed on May 13, 1997.

          (d) The description of the Company's Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A (File No. 001-12275) filed on October 18, 1996.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not required.

Item 5. Interests of Named Experts and Counsel

     None.

Item 6. Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     The Company's Restated Certificate of Incorporation provides that the Company shall indemnify directors and officers to the fullest extent permitted by the laws of the State of Delaware. The Company's Restated Certificate of Incorporation also provides that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

     The indemnification rights conferred by the Restated Certificate of Incorporation of the Company are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. The Company will also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     The following exhibits are filed as part of this Registration Statement:

5.       Opinion of Simpson Thacher & Bartlett

23.1     Consent of Coopers & Lybrand L.L.P.

23.2     Consent of Simpson Thacher & Bartlett (included in Exhibit 5)

24       Power of Attorney

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (except to the extent the information required to be included by clauses (i) or (ii) is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement);

   (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on this 24th day of June, 1997.

                          COGNIZANT CORPORATION
                                         (Registrant)


                          By  /s/ Kenneth S. Siegel
                             ----------------------
                             Kenneth S. Siegel
                             Senior Vice President and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

               Signature                           Title             Date
               ---------                           -----             ----

Robert E. Weissman*                      Chairman, Chief
---------------------------------------  Executive Officer and
           Robert E. Weissman            Director (principal
                                         executive officer)


Victoria R. Fash*                        Executive Vice
---------------------------------------  President and Chief
            Victoria R. Fash             Financial Officer
                                         (principal financial
                                         and accounting officer)

Clifford L. Alexander, Jr.*              Director
---------------------------------------
       Clifford L. Alexander, Jr.



John P. Imlay, Jr.*                      Director
---------------------------------------
           John P. Imlay, Jr.



Robert Kamerschen*                       Director
---------------------------------------
            Robert Kamerschen



Robert J. Lanigan*                       Director
---------------------------------------
           Robert J. Lanigan

H. Eugene Lockhart*                      Director
---------------------------------------
           H. Eugene Lockhart



James R. Peterson*                       Director
---------------------------------------
           James R. Peterson



M. Bernard Puckett*                      Director
---------------------------------------
           M. Bernard Puckett


        /s/ Kenneth S. Siegel
*By------------------------------------             June 24, 1997
           Kenneth S. Siegel
            Attorney-in-Fact

                               INDEX TO EXHIBITS

Exhibit                           Description        Sequentially
Number                                               Numbered Page

5.                         Opinion of Simpson
                           Thacher & Bartlett

23.1                       Consent of Coopers &
                           Lybrand L.L.P.

23.2                       Consent of Simpson
                           Thacher & Bartlett
                           (included in Exhibit 5)

24                         Power of Attorney

                                                                     Exhibit 5

                          SIMPSON THACHER & BARTLETT
            A Partnership which includes Professional Corporations
                             425 Lexington Avenue
                           New York, New York  10017



                                                                 June 24, 1997





Cognizant Corporation
200 Nyala Farms
Westport, CT  06880



Ladies and Gentlemen:

          We have acted as counsel to Cognizant Corporation, a Delaware corporation (the "Company") in connection with the Registration Statement on

Form S-8 (the "Registration Statement") which the Company intends to file with the Securities and Exchange Commission under the Securities Act of 1933,

as amended (the "Securities Act"), relating to the acquisition by employees of the Company or one or more of its subsidiaries who are participants in the

Cognizant Corporation Employees' Stock Purchase Plan (the "Plan") of up to

1,500,000 shares (the "Shares") of common stock, par value $.01 per share (the

"Common stock"), of the Company.  We understand that the Plan provides that the Plan may acquire Shares for the accounts of participants in the Plan by means of purchases of Shares at their then fair market value in the open market.  Alternatively, at the discretion of the Company, the Plan will purchase Shares from the Company, which Shares may either be treasury Shares or authorized but unissued Shares.

          We have examined a copy of the Registration Statement (including the exhibits thereto) and the related prospectus.  In addition, we have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

          In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

          We hereby advise you that in our opinion, if the Company exercises its option under the Plan to authorize the original issuance of Shares to the

Plan, such originally issued Shares, when duly authorized, issued and sold as contemplated by the Registration Statement, the related prospectus and the

Plan, will be validly issued, fully paid and non-assessable.

          We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the Delaware General

Corporation Law.

          We hereby consent to the filing of this opinion as Exhibit 5 to the

Registration Statement.



                                         Very truly yours,

                                         /s/ Simpson Thacher & Bartlett



                                         SIMPSON THACHER & BARTLETT

                                                                  Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this registration statement on Form S-8 and in the related prospectus of our report dated February 19, 1997, of our audit of the consolidated financial statements and financial statement schedule of Cognizant Corporation.




/s/ Coopers & Lybrand L.L.P.
Stamford, Connecticut
June 25, 1997

                                                                    Exhibit 24

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Cognizant Corporation (the "Company") in their respective capacities set forth below constitutes and appoints Stephen J. Boatti, Kenneth S. Siegel and Susan H. Reynolds, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under such Act of shares of Common Stock of the Company to be purchased by employees of the Company pursuant to the Company's Employee Stock Purchase Plan, to the extent that any such registration may be required in the opinion of the executive officers of the Company, upon the advice of counsel, including without limitation, the power and authority to sign the name of the undersigned individual in the capacity indicated below opposite the name of such individual to the Registration Statement on Form S-8 or any Form relating to the registration of such Common Stock, to be filed with the Securities and Exchange Commission with respect to said Common Stock, to sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Signature                     Title                   Date
          ---------                     -----                   ----

/s/Robert E. Weissman          Chairman, Chief Executive    February 18, 1997
-----------------------------  Officer and Director
Robert E. Weissman             (principal executive
                               officer)

/s/Victoria R. Fash            Executive Vice President     February 18, 1997
-----------------------------  and Chief Financial
Victoria R. Fash               Officer (principal
                               financial and accounting
                               officer)

/s/Clifford L. Alexander, Jr.  Director                     February 18, 1997
-----------------------------
Clifford L. Alexander, Jr.

/s/John P. Imlay, Jr.          Director                     February 18, 1997
-----------------------------
John P. Imlay, Jr.

/s/Robert Kamerschen           Director                     February 18, 1997
-----------------------------
Robert Kamerschen

/s/Robert L. Lanigan           Director                     February 18, 1997
-----------------------------
Robert J. Lanigan

/s/H. Eugene Lockhart          Director                     February 18, 1997
-----------------------------
H. Eugene Lockhart

/s/James R. Peterson           Director                     February 18, 1997
-----------------------------
James R. Peterson

/s/M. Bernard Puckett          Director                     February 18, 1997
-----------------------------
M. Bernard Puckett